Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-190108 on Form S-4 of our report dated March 21, 2013, relating to the consolidated financial statements of Associated Materials, LLC appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

August 30, 2013